UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 15, 2019
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter) Commission File Number: 0-10394

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 7.01:  Regulation FD Disclosure

Item 7.01:  Regulation FD Disclosure

Data I/O will be participating in the annual Needham Growth Conference on January 16, 2019 in New York at the Lotte New York Palace Hotel.  The Company will host a group presentation and one-on-one meetings with institutional investment firms that may be scheduled though the Company’s investor relations representative Jordan Darrow of Darrow Associates at 512-551-9296 or jdarrow@darrowir.com.  Our investor presentation is posted in the investor relations section of the Company’s website (www.dataio.com).

Mr. Ambrose, President & CEO of Data I/O, will be providing an update on the Company’s stock buyback program disclosing repurchases totaling $533 thousand as of December 31, 2018. The program was authorized and started in the fourth quarter of 2018 for share purchases of up to $2 million and for up to one year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Data I/O Corporation

January 15, 2019                     By _/s/Joel S. Hatlen_________

                                                Joel S. Hatlen

                                                Vice President

                                                Chief Operating & Financial Officer

                                                Secretary and Treasurer